Exhibit 5.3

[Letterhead of Alston & Bird LLP]

March 30, 2009

Autoliv, Inc.

World Trade Center,

Klarabergsviadukten 70,

Box 70381,

SE-107 24 Stockholm

Sweden

Re:	Registration Statement on Form S-3 (No. 333-158139)

Ladies and Gentlemen:

We have acted as U.S. counsel to Autoliv, Inc., a Delaware corporation (the “Company”), in connection with the filing of the above-referenced Registration Statement on Form S-3 (the “Registration Statement”), dated March 23, 2009, filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), including the prospectus constituting a part thereof, dated March 24, 2009 and filed with the Commission on March 25, 2009, and the final supplement to the prospectus, dated March 24, 2009 and filed on March 26, 2009 (collectively “the Prospectus”), relating to the issuance and sale by the Company of 6,600,000 Equity Units (the “Securities”) to Morgan Stanley & Co. Incorporated (the “Underwriter”), on the terms and subject to the conditions set forth in an Underwriting Agreement, dated March 24, 2009, between the Company and the Underwriter (the “Underwriting Agreement”). The Securities will be issued pursuant to the terms of a Purchase Contract and Pledge Agreement, dated March 30, 2009 (including the forms of Securities attached thereto, the “Purchase Contract and Pledge Agreement”), between the Company and U.S. Bank National Association, as purchase contract agent, the attorney-in-fact for the holders of the Securities, the collateral agent, the custodial agent and the securities intermediary (the “Purchase Contract Agent”). Each Security has a stated amount of $25.00 and initially consists of (i) a stock purchase contract under which the holder will agree to purchase and the Company will agree to sell on April 30, 2012, subject to early settlement of such stock purchase contract pursuant to the provisions of the Purchase Contract and Pledge Agreement for the stated amount per Security, a number of shares of common stock of the Company, par value $1.00 per share (the “Shares”), determined pursuant to the terms of the Purchase Contract and Pledge Agreement and (ii) a 1/40, or 2.5%, undivided beneficial ownership interest in a $1,000 principal amount 8% Senior Note due 2014 of the Company (each a “Note” and collectively the “Notes”). The Notes will be issued pursuant to an indenture (the “Base Indenture”) dated March 30, 2009 between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated March 30, 2009 (including the forms of Notes attached thereto, the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

Atlanta — Charlotte — Dallas — Los Angeles — New York — Research Triangle — Silicon Valley — Ventura County — Washington, D.C.

Autoliv, Inc.

March 30, 2009

This opinion is being furnished pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with the proposed issuance and sale of the Securities and the issuance of the Shares pursuant to the Purchase Contracts, we have examined or are otherwise familiar with the Restated Certificate of Incorporation of the Company, as amended, the Restated By-laws of the Company, records of proceedings of the Board of Directors or committees thereof deemed by us to be relevant to this opinion letter, the corporate proceedings taken by the Board of Directors of the Company or an authorized committee thereof to authorize the filing of the Registration Statement and the Prospectus, the Registration Statement, the Prospectus, the Underwriting Agreement, the Indenture, the Purchase Contract and Pledge Agreement and such other documents, records and instruments as we have deemed necessary or appropriate for purposes of this opinion.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinions hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Our opinions set forth below are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution, and federal laws of the United States of America to the extent referred to specifically herein. We do not express any opinion herein concerning any other laws, and no opinion may be implied or inferred beyond the opinions expressly stated in the numbered paragraphs below. We are not engaged in the practice of law in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we consider necessary to render the opinions contained herein. This opinion is limited to the effect of the present state of the United States of America and, to the limited extent set forth above the States of New York and Delaware and the facts as they currently exist. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable laws or the interpretations thereof or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein. We express no opinion regarding the Securities Act of 1933, as amended or any other federal or state laws or regulations. In addition, we have assumed that any samples of documents submitted to us will be executed without any alterations made thereto.

Autoliv, Inc.

March 30, 2009

The opinions set forth in paragraphs (1), (2) and (3) below are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; or (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws.

On the basis of the foregoing, it is our opinion that:

(1)	The Notes, when executed, authenticated and issued in accordance with the Indenture and in the manner and for the consideration contemplated by the Registration Statement and the Prospectus, will be legally issued and valid and binding obligations of the Company, enforceable in accordance with their terms.

(2)	The Purchase Contracts, when executed, authenticated and issued in accordance with the Purchase Contract and Pledge Agreement in and in the manner and for the consideration contemplated by the Registration Statement and the Prospectus, will be legally issued and valid and binding obligations of the Company, enforceable in accordance with their terms.

(3)	The Equity Units, when executed, authenticated and issued in accordance with the Purchase Contract and Pledge Agreement and in the manner and for the consideration contemplated by the Registration Statement and the Prospectus, will be legally issued and valid and binding obligations of the Company, enforceable in accordance with their terms.

(4)	Upon settlement of the Purchase Contracts as set forth in the Purchase Contract and Pledge Agreement, the Shares will be validly issued, fully paid and nonassessable.

Autoliv, Inc.

March 30, 2009

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission hereunder.

ALSTON & BIRD LLP

By:	/s/ Carol M. McGee
Carol M. McGee, Partner